Exhibit 24(a)

AMERICAN EXPRESS COMPANY

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Carol V. Schwartz and Louise M. Parent, severally, each with full power to act alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, a registration statement covering primary and secondary offerings of debt securities, preferred shares, depositary shares, common shares and warrants of American Express Company and any and all amendments (including without limitation, post-effective amendments) to such registration statement, and to file such registration statement with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable American Express Company to comply with the Securities Act of 1933, and any rules, regulations or requirements of the SEC in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

This Power of Attorney may be executed in counterparts.

/s/ Kenneth I. Chenault	Chairman, Chief Executive Officer and Director	September 24, 2012
Kenneth I. Chenault

/s/ Daniel T. Henry	Executive Vice President and Chief Financial Officer	September 24, 2012
Daniel T. Henry

/s/ Linda Zuckaucus	Executive Vice President and Corporate Comptroller (Principal Accounting Officer)
Linda Zuckaucus

/s/ Daniel F. Akerson	Director	September 24, 2012
Daniel F. Akerson

/s/ Charlene Barshefsky	Director	September 24, 2012
Charlene Barshefsky

/s/ Ursula M. Burns	Director	September 24, 2012
Ursula M. Burns

/s/ Peter Chernin	Director	September 24, 2012
Peter Chernin

/s/ Theodore J. Leonsis	Director	September 24, 2012
Theodore J. Leonsis

/s/ Jan Leschly	Director	September 24, 2012
Jan Leschly

/s/ Richard C. Levin	Director	September 22, 2012
Richard C. Levin

/s/ Richard A. McGinn	Director	September 24, 2012
Richard A. McGinn

/s/ Edward D. Miller	Director	September 24, 2012
Edward D. Miller

/s/ Steven S. Reinemund	Director	September 24, 2012
Steven S. Reinemund

/s/ Daniel Vasella, M.D.	Director	September 24, 2012
Daniel Vasella, M.D.

/s/ Robert D. Walter	Director	September 24, 2012
Robert D. Walter

/s/ Ronald A. Williams	Director	September 24, 2012
Ronald A. Williams